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              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



The Board of Directors
Rohm and Haas Company:



We consent to the use of our reports included in the Company's Annual Report on Form 10-K for the year ended December 31, 1996, which reports are incorporated herein by reference in this registration statement on Form S-8.

KPMG PEAT MARWICK, LLP

Philadelphia, Pennsylvania
November 24, 1997